Exhibit 99.1

Cohu, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Description of Transaction

On June 10, 2015, Cohu, Inc. (referred to as “Cohu”, “we” and “our”) announced that we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with an affiliate of StoneCalibre, LLC (“StoneCalibre”), a privately funded investment firm headquartered in Century City, California, pursuant to which StoneCalibre through its affiliate acquired all of the outstanding stock of Cohu’s wholly owned subsidiary Broadcast Microwave Services, Inc. (“BMS”), herein referred to as the “Transaction”. BMS develops, manufactures and sells mobile microwave communications equipment to government agencies, law enforcement, public safety organizations and other commercial entities.

Under the terms of the Purchase Agreement, the total sale price was $8.0 million, comprised of a $5.5 million cash payment on closing plus up to $2.5 million of contingent cash consideration in the form of an earn-out based on future BMS revenues over the two-year calendar period ending December 2017. The final purchase price is subject to a net working capital adjustment to be settled following the closing and the final valuation of the contingent consideration which may result in adjustments to the loss on sale recognized in the second quarter of 2015 that is currently estimated to be approximately $3.0 million. In connection with the closing of the transaction, BMS entered into a twelve-month lease, subject to certain early termination rights, with Cohu that enables the business to continue to operate at its current location in Poway, California.

The unaudited pro forma condensed consolidated balance sheet presents our historical financial position as if the Transaction occurred on March 28, 2015, and the unaudited pro forma condensed consolidated statements of operations were prepared as if the Transaction occurred on January 1, 2012. The accompanying unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the consolidated financial position or results of operations of Cohu that would have been reported had the sale been completed at the dates indicated herein nor are they indicative of Cohu’s future consolidated financial position or results of operations. Amounts reported in future financial statements with the Securities and Exchange Commission (“SEC”) for the periods presented herein could differ from these pro forma condensed consolidated financial statements. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration received in connection with the Transaction and to give effect to pro forma events that are (i) directly attributable to the Transaction, and (ii) factually supportable.

The unaudited pro forma condensed consolidated financial statements have been developed from financial information prepared in accordance with Accounting Principles Generally Accepted in the United States of America from the following sources:

Cohu’s unaudited consolidated balance sheet as of March 28, 2015 and unaudited statement of operations for the three months ended March 28, 2015 were derived from Cohu’s Quarterly Report on Form 10-Q for the interim period ended March 28, 2015 filed with the SEC on May 4, 2015.

Cohu’s audited consolidated statement of operations for the years ended December 24, 2014, December 28, 2013 and December 29, 2012 were derived from Cohu’s Annual Report on Form 10-K for the year ended December 27, 2014 filed with the SEC on February 24, 2015.

COHU, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except par value)

	As of March 28, 2015
	As Reported (a)	Adjustments Resulting from Disposal of BMS (b)		Pro Forma Adjustments		Pro Forma Cohu, Inc
ASSETS
Current assets:
Cash and cash equivalents	$68,609	—		4,900	(c)	$73,509
Short-term investments	1,110	—		—		1,110
Accounts receivable, net	67,233	(4,670)		—		62,563
Inventories	58,371	(5,326)		—		53,045
Deferred income taxes	3,831	—		—		3,831
Other current assets	8,791	(715)		—		8,076

Total current assets	207,945					202,134
Property, plant and equipment, net	30,754	(23)		—		30,731
Goodwill	60,326	—		—		60,326
Intangible assets, net	31,036	—		—		31,036
Other assets	5,421	—		—		5,421

	$335,482					$329,648

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,477	(542)		—		$29,935
Accrued compensation and benefits	13,704	(1,023)		—		12,681
Accrued warranty	4,539	(310)		—		4,229
Deferred profit	7,723	(389)		—		7,334
Income taxes payable	3,732	—		—		3,732
Other accrued liabilities	6,571	(508)		823	(d)	6,886

Total current liabilities	66,746					64,797
Accrued retirement benefits	15,277	(554)		—		14,723
Other accrued liabilities	1,193	(70)		—		1,123
Noncurrent income tax liabilities	7,125	—		—		7,125
Deferred income taxes	10,254	—		—		10,254

Total liabilities	100,595					98,022
Stockholders’ equity:
Preferred stock, $1 par value; 1,000 shares authorized, none issued	—	—		—		—
Common stock, $1 par value; 60,000 shares authorized, 25,908 shares issued and outstanding	25,908	—		—		25,908
Paid-in capital	98,221	—		—		98,221
Retained earnings	129,870	(7,775	) (e)	4,077	(e)	126,172
Accumulated other comprehensive loss	(19,112)	437		—		(18,675)

Total stockholders’ equity	234,887					231,626

	$335,482					$329,648

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

COHU, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 28, 2015
	As Reported (f)	Adjustments Resulting from Disposal of BMS	Pro Forma Adjustments		Pro Forma Cohu, Inc
Net sales	$68,068	(4,621)	—		$63,447
Cost and expenses:
Cost of sales	46,309	(3,007)	—		43,302
Research and development	9,629	(1,064)	—		8,565
Selling, general and administrative	13,835	(1,476)	(63	) (g)	12,296

	69,773				64,163

Loss from operations	(1,705)				(716)
Interest and other from continuing operations, net	6	—	—		6

Loss from continuing operations before taxes	(1,699)				(710)
Income tax provision	1,041	(6)	—		1,035

Loss from continuing operations	$(2,740)				$(1,745)

Loss per share from continuing operations:
Basic	$(0.11)				$(0.07)
Diluted	$(0.11)				$(0.07)

Weighted average shares used in computing loss per share:
Basic	25,751				25,751

Diluted	25,751				25,751

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

COHU, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 27, 2014
	As Reported (h)	Adjustments Resulting from Disposal of BMS	Pro Forma Adjustments		Pro Forma Cohu, Inc
Net sales	$333,323	(16,694)	—		$316,629
Cost and expenses:
Cost of sales	221,088	(10,432)	—		210,656
Research and development	40,601	(4,583)	—		36,018
Selling, general and administrative	57,536	(6,709)	(273	) (g)	50,554
Impairment of goodwill and other assets	5,000	(5,000)	—		—

	324,225				297,228

Income from operations	9,098				19,401
Interest and other from continuing operations, net	30	—	—		30

Income from continuing operations before taxes	9,128				19,431
Income tax provision	3,293	41	1,319	(i)	4,653

Income from continuing operations	$5,835				$14,778

Income per share from continuing operations:
Basic	$0.23				$0.58
Diluted	$0.22				$0.57

Weighted average shares used in computing income per share:

Basic	25,393				25,393

Diluted	26,006				26,006

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

COHU, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 28, 2013
	As Reported (h)	Adjustments Resulting from Disposal of BMS	Pro Forma Adjustments		Pro Forma Cohu, Inc
Net sales	$231,574	(17,063)	—		$214,511
Cost and expenses:
Cost of sales	168,186	(11,075)	—		157,111
Research and development	46,452	(6,002)	—		40,450
Selling, general and administrative	54,053	(6,128)	—		47,925

	268,691				245,486

Loss from operations	(37,117)				(30,975)
Interest and other from continuing operations, net	54	—	—		54

Loss from continuing operations before taxes	(37,063)				(30,921)
Income tax benefit	(2,803)	(45)	609	(i)	(2,239)

Loss from continuing operations	$(34,260)				$(28,682)

Loss per share from continuing operations:
Basic	$(1.37)				$(1.15)
Diluted	$(1.37)				$(1.15)

Weighted average shares used in computing loss per share:
Basic	24,859				24,859

Diluted	24,859				24,859

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

COHU, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended December 29, 2012
	As Reported (h)	Adjustments Resulting from Disposal of BMS	Pro Forma Adjustments	Pro Forma Cohu, Inc
Net sales	$206,312	(26,863)	—	$179,449
Cost and expenses:
Cost of sales	144,590	(14,285)	—	130,305
Research and development	33,564	(5,837)	—	27,727
Selling, general and administrative	42,121	(7,588)	—	34,533

	220,275			192,565

Loss from operations	(13,963)			(13,116)
Interest and other from continuing operations, net	967	(3)	—	964

Loss from continuing operations before taxes	(12,996)			(12,152)
Income tax benefit	(874)	(22)	241	(655)

Loss from continuing operations	$(12,122)			$(11,497)

Loss per share from continuing operations:
Basic	$(0.50)			$(0.47)
Diluted	$(0.50)			$(0.47)

Weighted average shares used in computing loss per share:
Basic	24,459			24,459

Diluted	24,459			24,459

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements.

COHU, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed balance sheet has been prepared as if the Transaction occurred on March 28, 2015 and the unaudited pro forma condensed statements of operations have been prepared as if the Transaction occurred on January 1, 2012. The unaudited pro forma condensed consolidated financial statements are based upon available information and assumptions that we believe are reasonable under the circumstances and have been prepared to illustrate the estimated effects of the sale, if the sale occurred as of and on the dates specified above.

The accompanying unaudited pro forma condensed consolidated financial statements have been derived primarily from and should be read in conjunction with our audited consolidated financial statements for the year ended December 27, 2014, including the notes thereto, included in Cohu’s Annual Report on Form 10-K filed with the SEC on February 24, 2015 and our unaudited consolidated financial statements as of March 28, 2015, including the notes thereto, included in Cohu’s Quarterly Report on Form 10-Q filed with the SEC on February 24, 2015.

Note 2. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed balance sheet are as follows:

(a)	Represents Cohu’s historical unaudited condensed consolidated balance sheet as of March 28, 2015 derived from Cohu’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2015.

(b)	Amounts reflect the assets to be acquired and the liabilities to be assumed by StoneCalibre in the Transaction.

(c)	Adjustment to reflect the net cash payment received from StoneCalibre as if the Transaction occurred on March 28, 2015. The final purchase price is subject to a net working capital adjustment to be settled following the closing. Target net working capital, as defined in the Purchase Agreement, is $7.9 million.

(d)	Represents the divestiture-related costs expected to be incurred subsequent to March 28, 2015 as a result of the Transaction. These costs consist of legal and financial advisory services, success based compensation arrangements and other items.

(e)	To adjust equity for net impact of the adjustments as described herein.

The pro forma adjustments included in the unaudited pro forma condensed statements of operations are as follows:

(f)	Represents Cohu’s historical unaudited condensed consolidated statement of operations for the interim three-month period ended March 28, 2015 derived from Cohu’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2015.

(g)	Amounts reflect divesture related costs incurred in the respective period by our corporate organization allocated to BMS as a result of the Transaction.

(h)	Represents Cohu’s historical consolidated statement of operations for respective period presented derived from Cohu’s Annual Report on Form 10-K for the years ended December 27, 2014 filed with the SEC on February 24, 2015.

(i)	The pro forma adjustments to income taxes are related to the reversal of previously recorded income tax benefits resulting from intraperiod tax allocation.